Exhibit 10.12
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STOCKHOLDERS’ AGREEMENT
OF
SILVUE TECHNOLOGIES GROUP, INC.
          THIS STOCKHOLDERS’ AGREEMENT (the “Agreement”) is made as of September 2, 2004, by and among Silvue Technologies Group, Inc., a Delaware corporation (the “Company”), Compass Silvue Partners, L.P., a Bahamian limited partnership (“Compass”), William A. Gregg, an individual (“Gregg”), Mark S. Sollberger, an individual (“Sollberger”), Frank Bassoff, an individual (“Bassoff”), John Bamforth, an individual (“Bamforth”, and together with Gregg, Sollberger and Bassoff, the “Management Stockholders”) and the Additional Holders.
RECITALS
          WHEREAS, Compass owns beneficially and of record (i) 100,000 shares of the Company’s Series B Common Stock, $0.01 par value; representing all of the outstanding shares of such series, and (ii) 439,098.8927 shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value; and
          WHEREAS, the Management Stockholders own beneficially and of record (i) 260,000 shares of the Company’s Series A Common Stock, $0.01 par value, representing all of the outstanding shares of such series, and (ii) 9,545.6280 shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value; and
          WHEREAS, Compass and the Management Stockholders desire to set forth certain rights, preferences, privileges, obligations and restrictions accorded to and imposed on the Stockholders.
          NOW, THEREFORE, in consideration of the forgoing recitals and the mutual promises herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     Section 1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:
          1.1. “Additional Holder” and “Additional Holders” mean the additional holder or holders, as the case may be, of Shares that become a party to this Agreement from time to time by signing an Additional Holder Signature Page in the form attached hereto as Exhibit A. Specifically excepted from this definition is any holder that is a successor-in-interest to all or some of the Shares held by Compass, notwithstanding that any successor-in-interest shall sign an Additional Holder Signature Page (any reference to Compass herein shall be a reference to any such successor-in-interest, excluding Section 2.4 which rights shall remain solely vested in Compass for so long as Compass shall hold Shares).

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          1.2.“Original Issue Price” means, for each series of each class of capital stock of the Company, the per share issue price on the first date on which each respective series of capital stock was issued.
          1.3. “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, all as the same shall be in effect from time to time.
          1.4. “Shares” means the issued and outstanding shares of Series A Common Stock, Series B Common Stock and such other series of Common Stock of the Company which may from time to time come into existence (collectively, referred to herein as Common Stock), and shares of Series A Convertible Preferred Stock, 13% Series B Cumulative Redeemable Preferred Stock and such other series of Preferred Stock of the Company which may from time to time come into existence.
          1.5. “Stockholder” means any person who owns Shares which were not acquired in violation of this Agreement.
     Section 2. Shares Subject to Agreement; Restrictions.
          2.1. Shares Subject to Agreement. All Shares, whether currently outstanding or hereafter issued, shall be subject to this Agreement and to all the rights, privileges, preferences, obligations and restrictions hereof.
          2.2. No Transfers. Except as provided in this Section 2, no Stockholder shall sell, assign, convey, transfer, encumber or in any other manner dispose of any or all of the Shares held or owned by him. Notwithstanding the preceding sentence, a Management Stockholder may encumber his or her Shares pursuant to a loan, note or other indebtedness if Compass is the creditor and the encumberance is in favor of Compass. Any sale, assignment, conveyance, transfer, encumbrance or other disposition of the Shares in violation of this Agreement is void ab initio.
          2.3. Exempt Transfers. Notwithstanding Section 2.2, a Stockholder may make an Exempt Transfer. The following transactions shall constitute “Exempt Transfers” as that term is used in this Agreement: (i) an inter vivos transfer by a Stockholder to his or her spouse or lineal descendants; (ii) an inter vivos transfer to a trust for the benefit of such Stockholder and/or the benefit of one or more of his or her spouse or lineal descendants; (iii) a transfer by will or intestate succession to a Stockholder’s spouse or lineal descendants or such Stockholder’s executor, administrator or testamentary trustee for the benefit of one or more of such Stockholder’s spouse or lineal descendants; (iv) a transfer from a trust for the benefit of a Stockholder and/or one or more of his or her spouse or lineal descendants to such Stockholder’s spouse and/or lineal descendants; (v) a transfer to any members of the Board of Directors of the Company that are nominees of Compass, and (vi) a transfer to any director, officer or employee of The Compass Group International LLC. The Shares transferred to any such permitted transferee shall remain subject to the provisions of this Agreement and such permitted transferee shall become a Stockholder for purposes of this Agreement. Every such transferee shall observe and comply with this Agreement and with all obligations and restrictions imposed hereby and shall, at the request of Compass or any Stockholder, execute an Additional Holder Signature Page.

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          2.4. Drag Along/Tag Along Rights. Compass shall be permitted to sell, assign, convey, transfer, encumber or in any other manner dispose of any or all of the Shares held or owned by it, subject, however, (i) that Shares transferred to any person shall remain subject to the provisions of this Agreement and such transferee shall become a Stockholder for purposes of this Agreement and (ii) in the case of sales or other transfers for value, to the following restrictions:
               (a) Disposition Notice. If Compass proposes at any time to sell or otherwise transfer for value, whether in a single transaction or in a series of transactions, including any redemption or repurchase of Shares by the Company, but excluding Exempt Transfers, more than 5% of the then outstanding Shares of the Company (the “Proposed Sale”) to any person, Compass shall send written notice (“Disposition Notice”) to the other Stockholders specifying the identity and address of such person, the number of Shares to be sold, the proposed per Share sale price, the form of consideration to be paid, any other material terms and conditions of the Proposed Sale, and, for bona fide sales subject to Section 2.4(b), below, whether Compass is thereby exercising its Section 2.4(b) Drag Along Rights. The Disposition Notice shall be deemed effective with respect to each such Stockholder upon receipt.
               (b) Drag Along Rights. In the event that the Proposed Sale is a bona fide sale or other bona fide transfer for value to a non-affiliated third party (“Third Party Purchaser”), Compass shall have the right to require each of the other Stockholders to sell, and each of the Stockholders hereby agrees to sell, an equal percentage of his Shares (the “Drag Along Right”) to such Third Party Purchaser on the same terms and conditions, and at the same time as, the Proposed Sale. If Compass has by way of the Disposition Notice exercised its Drag Along Rights, then, promptly upon receipt of such Disposition Notice, each Stockholder (each a “Drag Along Stockholder”) shall deliver to Compass (or such other person as may be agreed upon between Compass and each such Drag Along Stockholder) to be held by Compass (or such other agreed upon person) in escrow for sale or return upon the terms of this Section 2.4, the certificate or certificates representing the Shares to be sold pursuant to this Section 2.4(b), duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing Compass to sell such Shares in accordance with the terms of this Section 2.4(b), To the fullest extent of the law, the Stockholders and any Additional Holders expressly waive any appraisal rights conferred under the Delaware General Corporation Law.
               (c) Tag Along Rights. Upon receipt of any Disposition Notice from Compass, each of the other Stockholders shall have, as a condition to closing the Proposed Sale, the right to require (the “Tag Along Right”) that the same percentage of his Shares be sold as part of, and upon the same terms and conditions as, the Proposed Sale. The rights referred to in this Section 2.4(c) shall be exercised by written notice to Compass (the “Tag Along Notice”). The Tag Along Notice shall only be deemed effective if received by Compass from the electing Stockholder (each a “Tag Along Stockholder”) within the period ending 30 days after the Disposition Notice was received by such Tag Along Stockholder. Promptly upon giving the Tag Along Notice, each Tag Along Stockholder shall deliver to Compass (or such other person as may be agreed upon between Compass and such Tag Along Stockholder) to be held by Compass

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(or such other person) in escrow for sale or return upon the terms of this Section 2.4(c), the certificate or certificates representing his Shares to be sold as part of the Proposed Sale, duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing Compass to sell such Shares in accordance with the terms of this Section 2.4.
               (d) Promptly upon the consummation of any Proposed Sale, and, in any event not later than 5 business days after such consummation, Compass shall deliver to each Drag Along Stockholder or Tag Along Stockholder, as the case may be, the total sale price of his Shares sold as part of the Proposed Sale (after deduction of his proportionate share, based on number of Shares sold, of the reasonable out-of-pocket expenses associated with such Proposed Sale), together with evidence of the expenses associated with, and the completion and time of completion of, such Proposed Sale.
               (e) Notwithstanding anything herein to the contrary, Compass shall have 120 days from the date of receipt of any Disposition Notice during which to consummate the Proposed Sale to which such Disposition Notice relates. If, at the end of such 120 day period, Compass has not consummated the Proposed Sale, all certificates representing Shares delivered by either a Drag Along Stockholder or Tag Along Stockholder, as the case may be, to Compass for sale or other disposition as part of such Proposed Sale shall be returned to such Drag Along Stockholder or Tag Along Stockholder, as the case may be, and the transaction contemplated by the Proposed Sale shall be deemed to be a new Proposed Sale and shall again be subject to the provisions of this Section 2.4.
          2.5. Expiration of Restrictions. All restrictions imposed pursuant to this Section 2 shall terminate:
          (a) at any time upon the written agreement of the Company and all the Stockholders then signatory to this Agreement as it may be amended or revised from time to time;
          (b) immediately upon the dissolution of the Company or the bankruptcy or insolvency of the Company;
          (c) immediately at such time as a registration statement filed for the public sale of shares of the Company for cash is declared effective by the Securities and Exchange Commission except that the Stockholders shall be required to enter into customary lock-up agreements in such form as is generally required from company insiders by the lead underwriter in such offering; or
          (d) upon the acquisition by merger of the Company by an existing publicly traded company.
     Section 3. Pre-Emptive Rights.
          3.1. Rights to Purchase Additional Securities. So long as the restrictions imposed by Section 2 apply to the Stockholders and have not terminated pursuant to Section 2.5,

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except for Excluded Issuances (as defined in Section 3.3 below), if the Company proposes to sell to any person or entity any Shares or any security exercisable, convertible or exchangeable for Shares (“Offered Securities”), the Company shall also offer (a “Preemptive Offer”) the Management Stockholders, Additional Holders and Compass the right to purchase, at the same price and upon the same terms as the Offered Securities are proposed to be sold, up to such number of the Offered Securities as would enable the Management Stockholders, Additional Holders and Compass to own immediately after such purchase the same percentage of the issued and outstanding Common Stock as owned (calculated on an “as converted” basis in the case of common stock equivalents or securities exercisable, convertible or exchangeable into or for Common Stock) by the Management Stockholders, Additional Holders and Compass, respectively, immediately prior to the date on which the Offered Securities are proposed to be issued.
          3.2. Notice of Acceptance. Notice of his or its intention to accept, in whole or in part, a Preemptive Offer shall be evidenced by a writing signed by the Management Stockholders. Additional Holders and/or Compass, as the case may be, and delivered to the Company prior to the end of the 20 business-day period commencing on the date of such Preemptive Offer, setting forth such portion of the Offered Securities as the Management Stockholders, Additional Holders and/or Compass elect to purchase.
          3.3. Excluded Issuances. “Excluded Issuances” means any Shares or any security exercisable, convertible or exchangeable for Shares that may be issued or sold (i) pursuant to stock options or restricted stock or similar arrangements issued or provided to managers, consultants, directors and/or key employees of the Company, (up to ten percent (10%) of the Company’s total outstanding share capital), (ii) other than for cash or cash equivalents as part of an arms’-length transaction in which the Company is acquiring control of an unaffiliated third-party from a person to whom such Shares are issued, (iii) pursuant to a public offering of the Company’s securities, or (iv) to institutional lenders lending money to the Company (but no more than a cumulative aggregate of ten percent (10%) of the Company’s total outstanding share capital).
     Section 4. Legend on Certificates. Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement or that certain Registration Rights Agreement, dated of even date herewith, by and between the Company and the Management Stockholders (the “Registration Rights Agreement”)) be stamped or otherwise imprinted with a legend (in addition to any legends as may be required pursuant to applicable state securities laws) substantially similar to the following:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED BY A HOLDER UNLESS AND UNTIL THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND, IF REQUIRED BY THE COMPANY, THE HOLDER HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH

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REGISTRATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.
THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ALL RIGHTS THEREIN ARE SUBJECT TO AND TRANSFERABLE (INCLUDING WITHOUT LIMITATION BY WAY OF PLEDGE OR OTHER GRANT OF A SECURITY INTEREST THEREIN) ONLY IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS’ AGREEMENT, DATED AS OF SEPTEMBER 2, 2004 AMONG THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY SALE, PLEDGE, GIFT, BEQUEST, TRANSFER, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SECURITIES REPRESENTED THEREBY IN VIOLATION OF SAID STOCKHOLDERS’ AGREEMENT SHALL BE INVALID.
     Section 5. Covenant Not To Compete.
          5.1. Each Management Stockholder and Additional Holder agrees and covenants that, in connection with the sale, assignment, conveyance, transfer, encumbrance or other disposition of all the Shares owned by such Management Stockholder or Additional Holder (the “Disposition”), he, she or it:
               (a) shall not, during the period beginning on the closing date of the Disposition and ending on the second anniversary of such closing date (the “Non-Compete Period”), own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, member, manager, director, officer, employee, partner, consultant with, any for profit business, firm, entity or organization, which competes with the Company and its subsidiaries in the development, manufacture, distribution, application or sale of abrasion resistant coatings on plastic corrective and non-corrective vision eyewear (the “Business”) in any county or city in California or anywhere else in the world (each a “Competing Concern”); provided, however, the forgoing shall not prohibit such holder from beneficially owning up to five percent (5%) of the outstanding equity securities of a for profit business, firm, entity or organization the equity securities of which are traded on a national securities exchange, the Nasdaq Stock market, or the London Stock Exchange; and provided, further, that the foregoing shall not prohibit any such holder from acquiring a for profit business, firm, entity or organization where less than ten percent (10%) of the gross revenue of such for profit, business, firm, entity or organization is attributable to operations that compete with the Business, so long as the applicable holder (a) provides written notice to the Company of such acquisition at or prior to the consummation thereof, and (b) seeks to divest, and continues to use commercially reasonable efforts to divest, the portion of the acquired for profit business, firm entity or organization that competes with the Business; provided, further, that the restrictions imposed by this Section 5.1(a) shall not apply to a Management Stockholder’s or Additional Holder’s employment with a Competing Concern if such person is employed by the Competing

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Concern at the time of the Disposition and (A) such person has been employed by the Competing Concern at least six months prior to the Disposition, (B) such person has not been employed by the Company or its subsidiaries during the nine month period preceding the Disposition, (C) such person’s employment was terminated by the Company and its subsidiaries or (D) such person terminated his employment with the Company and its subsidiaries at such time as he was unaware of the contemplated Disposition; provided, further, that, if the Company shall dispose of a portion of its business, whether a subsidiary, division or otherwise, to a Competing Concern and a Management Stockholder or Additional Holder shall accept employment with such Competing Concern in connection with such disposition, then the restrictions imposed by this Section 5.1(a) shall not apply to such Management Stockholder’s or Additional Holder’s employment with such Competing Concern. Each Stockholder expressly acknowledges and agrees that such restriction is reasonable with respect to subject matter. Each Stockholder expressly acknowledges and agrees that because the Company does business throughout the world, such restriction is reasonable as to geographic area. Each Stockholder expressly acknowledges and agrees that because Company is likely to continue to conduct a like business throughout the United States for at least two (2) years from the closing date of the disposition, such restriction is reasonable as to time.
               (b) shall not, during the Non-Compete Period, directly or indirectly,
                    (i) contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company or any of its subsidiaries at any time prior to the closing date of the disposition or during the Non-Compete Period, without the prior written consent of Compass;
                    (ii) solicit or attempt to induce any customer or other business relation of the Company or any of its Subsidiaries into any business relationship (including the termination or rescission of the relationship) which might materially harm the Company or any related, affiliated or subsidiary organization of Company: or
                    (iii) participate or concur in any remarks or actions that are disparaging or detrimental in any way to the business or personal reputation of the Company and any related, affiliated or subsidiary organization of Company, or any directors, officers, employees or representatives thereof.
          5.2. Stockholders hereby acknowledge and agree that the covenants, restrictions and agreements of Section 5.1 are made in connection with the Disposition of all of a Stockholder’s ownership interest in the Company and the goodwill of the Company and are fair and reasonable.
          5.3. Whenever possible each provision and term of this Section 5 will be interpreted in a manner to be effective and valid but if any provision or term of this Section 5 is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Section 5. If

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any of the covenants set forth in this Section 5 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against each Seller.
     Section 6. Mandatory Sale of Shares.
          6.1. Upon any Management Stockholder’s or Additional Holder’s termination of employment from SDC Technologies, Inc., either voluntarily or for cause (as defined below), Compass shall have the right to purchase all of the shares of Series A Common Stock of such holder at a purchase price equal to the product of the Original Issue Price of the stock held by such holder multiplied by the number of such shares (plus, if any such Holder shall have financed the acquisition of such shares by issuing a promissory note to Compass, any accrued and unpaid interest thereon). Notwithstanding the preceding sentence, Compass shall not have the right to purchase (a) shares of Series A Common Stock or 13% Series B Cumulative Redeemable Preferred Stock such holder received upon the conversion of any Series A Convertible Preferred Stock held by such holder, (b) shares of Series A Common Stock which are no longer subject to Compass’ purchase right hereunder, (c) shares of Series A Common Stock which are held by an Additional Holder that is not an employee of SDC Technologies, Inc., and (d) shares of Series A Convertible Preferred Stock owned by a holder. For purposes of this Agreement, Compass’ right to purchase the shares of a Management Stockholder or Additional Holder under this Section 6 shall lapse at a rate of ten percent (10%) for each full year of employment with SDC Technologies, Inc., starting on the date of this Agreement. For example, after two years of employment with SDC Technologies, Inc. from the date of this Agreement, only eighty percent (80%) of such Management Stockholder’s or Additional Holder’s shares of Series A Common Stock will be subject to the purchase rights of Compass under this Section 6.
          6.2. For purposes of this Section 6, “for cause” means (a) willful or grossly negligent violation of any law which causes material injury to the business of Company or entry of a plea of nolo contendere (or similar plea) to a charge of such an offense (b) any willful and material breach by the Management Stockholder or Additional Holder of this Agreement, which, if curable, remains uncured for thirty (30) days following written notice thereof from Company to Executive, (c) the Management Stockholder’s or Additional Holder’s willful violation of his or her fiduciary duty to Company, including his or her duty of loyalty and the corporate opportunity doctrine, (d) commission of, or the indictment or conviction for, acts of fraud, dishonesty, misappropriation or embezzlement, and (e) refusal to comply with the Company’s reasonable orders or directives or the Company’s reasonable rules, regulation, policies, procedures or practices that are not inconsistent with the terms of this Agreement, which failure to comply, if curable, continues uncured for thirty (30) days following written notice thereof from Company to Executive.
     Section 7. Custody of Shares by Silvue.
          To facilitate the enforcement of the rights and obligations agreed to herein by the parties, each Management Stockholder and Additional Stockholder acknowledges such rights and obligations and agrees that the Company shall hold each such Management Stockholder’s

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and Additional Holder’s Shares, for the benefit of such Stockholder, subject to any rights granted to another party herein. Each Management Stockholder and Additional Holder shall promptly deliver to the Company all stock certificates evidencing the Shares of such holder, together with a stock power executed in blank in a form acceptable to the Company and its counsel. So long as the Company shall hold the Shares on behalf of a Stockholder, the Stockholder shall be entitled to exercise such holder’s right to vote such Shares and shall be entitled to receive any dividend (ordinary or extraordinary, whether paid in cash or property) or other distribution with respect to such Shares.
     Section 8. Miscellaneous.
          8.1. Effectiveness of Transfers. No Shares shall be transferred on the Company’s books and records, and transfers of Shares shall be otherwise ineffective, unless any such transfer is made pursuant to and in accordance with the terms and conditions of this Agreement.
          8.2. Notices. Any and all notices or consents required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been received (i) on the date of delivery if delivered in person or by facsimile copy and confirmed, (ii) on the date received if sent by Federal Express or other similar overnight delivery service which requires a signed receipt or (iii) upon three days after the date of mailing, if mailed first class by registered or certified mail, return receipt requested, to the party entitled to receive the same at the following addresses:

Company:	Silvue Technologies Group, Inc.
c/o The Compass Group International, LLC
61 Wilton Road, 2nd Floor
Westport, Connecticut 06880
Attn: I. Joseph Massoud
Facsimile No.: (203) 221-8253

with a copy to:	Squire, Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 3500
Cincinnati, Ohio 45202
Attention: Stephen C. Mahon
Facsimile No.: (513) 361-1201

Compass:	Compass Silvue Partners, L.P.
c/o The Compass Group International, LLC
Two Park Plaza, Suite 1020
Irvine, California 92614
Attn: Elias J. Sabo
Facsimile No.: (949) 296-2407

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with a copy to:	Squire, Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 3500
Cincinnati, Ohio 45202
Attention: Stephen C. Mahon
Facsimile No.: (513) 361-1201

Management Stockholders:	William A. Gregg
c/o Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Attention: William J. Simpson
Facsimile No.: (714) 979-1921

with a copy to:	Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Attention: William J. Simpson
Facsimile No.: (714) 979-1921
          Any party hereto may change his, her or its address for notice by giving notice to the other parties stating his, her or its new address, all in the manner provided herein. Commencing on the fifth day after giving such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.
          8.3. Specific Performance. Due to the fact that the Shares cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of any of the terms, covenants and conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance in accordance with the provisions hereof.
          8.4. Entire Agreement. Except as contained in that certain Registration Rights Agreement, this Agreement cancels and supersedes any and all oral or written agreements and understandings made between the parties relating to the subject matter hereof, and contains the entire agreement of the parties with respect to the subject matter hereof.
          8.5. Amendments: Termination. This Agreement may not be modified, amended or, except as herein provided, terminated by a written agreement signed by all of the parties hereto.
          8.6. Waiver. Any party may waive compliance by any other with any of the covenants or conditions herein, but no waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any breach or default hereunder shall be considered

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valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
          8.7. Assignment. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of Compass, its successors and assigns, and the other Stockholders, their heirs, personal representatives and assigns; provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to transfer his Shares except as expressly provided in this Agreement.
          8.8. Headings. The headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents hereof.
          8.9. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          8.10. Interpretations. When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender; and, the term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.
          8.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.
          8.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State.
[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPASS SIVLVUE PARTNERS, L.P.

By:	Navco Management, Inc.,
its General Partner
By: /s/ Elias J. Sabo

	Name:	Elias J. Sabo
Attorney-in-Fact

SILVUE TECHNOLOGIES GROUP, INC.

By:	/s/ Elias J. Sabo

its:	Vice President

MANAGEMENT STOCKHOLDERS:

/s/ William A. Gregg

William A. Gregg

/s/ Mark S. Sollberger

Mark S. Sollberger

/s/ Frank Bassoff

Frank Bassoff

/s/ John Bamforth 9/2/2004

John Bamforth